Exhibit 10.2

Execution Version

EVE MOBILITY ACQUISITION CORP
4001 Kennett Pike, Suite 302
Wilmington, DE 19807

February 21, 2024

EVe Mobility Sponsor LLC
4001 Kennett Pike, Suite 302
Wilmington, DE 19807

Re: Termination of Administrative Services Agreement

Ladies and Gentleman:

Reference is hereby made to that certain Administrative Services Agreement, dated as of December 14, 2021 (the “Administrative Services Agreement”), by and between EVe Mobility Acquisition Corp (the “Company”) and EVe Mobility Sponsor LLC (the “Sponsor”). This letter agreement reflects the understanding, and memorializes the agreement, of each of the Company and the Sponsor with respect to certain matters under the Administrative Services Agreement, as set forth herein.

Pursuant to that certain Purchase and Sponsor Handover Agreement (the “Purchase And Sponsor Handover Agreement”), dated as of February 2, 2024, by and among the Company, the Sponsor and Blufire Capital Limited, an Abu Dhabi private company limited by shares (the “New Sponsor”), the Sponsor has agreed to transfer 6,320,667 Class A Ordinary Shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”) to the New Sponsor in exchange for the New Sponsor assuming certain liabilities of the Sponsor. New Sponsor also agreed to convert approximately $425,000 of working capital notes (the “Working Capital Loan”) owed by the Company to the Sponsor into Class A Ordinary Shares at the closing of an initial business combination of the Company at a rate of one Class A Ordinary Share for every $10.00 principal amount of the Working Capital Loan.

Each of the Company and the Sponsor hereby agrees and acknowledges that, except as otherwise set forth herein, the Administrative Services Agreement is hereby terminated.

Notwithstanding the termination of the Administrative Services Agreement, the outstanding balance as of December 31, 2023 owed by the Company to the Sponsor, and any costs and expenses incurred under the Administrative Services Agreement through the closing of the transactions contemplated by the Purchase and Sponsor Handover Agreement, shall be included as a part of the Working Capital Loan to be converted into Class A Ordinary Shares at the closing of an initial business combination of EVe.

[signature page follows]

Very truly yours,

EVE MOBILITY ACQUISITION CORP

By:	/s/ Maximilian A. Staedtler
Name:	Maximilian A. Staedtler
Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

EVE MOBILITY SPONSOR LLC

By:	/s/ Kash Sheikh
Name:	Kash Sheikh
Title:	Manager

[Signature Page to Termination of Administrative Services Agreement]